Calculation of Filing Fee Tables
F-3
Virax Biolabs Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares issuable upon exercise of Series A Preferred Investment Options and Series B Preferred Investment Options	Other	1,644,000	$ 6.00	$ 9,864,000.00	0.0001381	$ 1,362.22
Fees to be Paid	2	Equity	Ordinary Shares issuable upon exercise of Placement Agent Warrants	Other	38,360	$ 7.50	$ 287,700.00	0.0001381	$ 39.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 10,151,700.00		$ 1,401.95
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,401.95
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional ordinary shares that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration. (2) Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per share is based on the exercise price of the Preferred Investment Options, which is $6.00 per share.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional ordinary shares that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration. (3) Pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price per share is based on the exercise price of the Placement Agent Warrants, which is $7.50 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date